UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 30, 2004
Date of report (Date of earliest event reported)

CIMA LABS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24424	41-1569769

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Valley View Road Eden Prairie, Minnesota	55344-9361

(Address of Principal Executive Offices)	(Zip Code)

(952) 947-8700
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

     On June 30, 2004, CIMA LABS INC. (the “Company”) and Cephalon, Inc. (“Cephalon”) issued a joint press release announcing that Cephalon has reached an agreement in principle with the Bureau of Competition staff of the Federal Trade Commission, subject to final approval of the Commission, to permit the closure of the proposed merger transaction between the Company and Cephalon. As a result of this important development, both the Company and Cephalon have decided not to exercise their respective rights to terminate the merger agreement and intend to close this transaction at the earliest possible date.

Item 7(c). Exhibits.

     See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2004

CIMA LABS INC.
By /s/ James C. Hawley
James C. Hawley
Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description	Method of Filing
99.1	Joint Press Release dated June 30, 2004.	Filed herewith